SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2013

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On February 26, 2013, First Financial Northwest, Inc. (the “Company”) and the Stilwell Group announced that they have entered into a second amendment to the settlement agreement, to extend the time to complete the settlement.

The settlement agreement, as previously amended, provides, among other things, that Kevin D. Padrick will be seated on the Company’s Board of Directors after receiving any required regulatory approvals. The second amendment simply extends the time (from March 1, 2013 until March 22, 2013) to allow for the receipt of the required regulatory approvals for Mr. Padrick’s appointment. All other terms of the settlement remain the same. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the amendment to the settlement agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2 to the Settlement Agreement and Mutual Releases, a copy of which is furnished as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1           Amendment No. 2 to the Settlement Agreement and Mutual Releases
99.1           Press Release dated February 25, 2013*
___________
* Contained as an exhibit to the Amendment No. 2 to the Settlement Agreement and Mutual Releases attached hereto as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: February 26, 2013	By: /s/Kari A. Stenslie
Kari A. Stenslie
Chief Financial Officer